Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Carlos Torres Vila, the Chair, Onur Genç, the Chief Executive Officer, and Luisa Gómez Bravo, the Chief Financial Officer, of Banco Bilbao Vizcaya Argentaria, S.A., each certifies that, to the best of his knowledge:
1.the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Banco Bilbao Vizcaya Argentaria, S.A.
Date: February 21, 2025

/s/ Carlos Torres Vila
Carlos Torres Vila Chair

/s/ Onur Genç
Onur Genç Chief Executive Officer

/s/ Luisa Gómez Bravo
Luisa Gómez Bravo Chief Financial Officer